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                                                                     Exhibit 5.1



                                 Securities and Exchange Commission
                                 450 Fifth Street, N.W.
                                 Washington, D.C. 20549
                                 U.S.A.




                                 April 4, 2001 LAC | DUA
                                 303950 | LAC | 000030.doc


       DR. IUR.CLAUDE LAMBERT
                 Rechtsanwalt

      Homburger Rechtsanwalte
      Weinbergstrasse 56 | 58
               CH-8006 Zurich
Postfach 338 | CH-8035 Zurich    ABB LIMITED - VALIDITY OF SHARES
                                 --------------------------------
      Telefon +41 1 265 35 35
          Fax +41 1 265 35 11    Ladies and Gentlemen:
  claude.lambert@homburger.ch

                                 We have been retained as special Swiss counsel to ABB Ltd (ABB) in connection with a listing on the New York Stock Exchange of American Depositary Shares representing the registered shares, par value of CHF 10 per share, of ABB (SHARES). We have been requested to render an opinion in connection with certain issues of Swiss law.

                            I.   DOCUMENTS RECEIVED AND REVIEWED

                                 In connection with this opinion, we have reviewed the following documents:

                                 (i)   Registration statement on Form F-4
                                       relating to ABB, dated as of April 4,
                                       2001 (the REGISTRATION STATEMENT);

                                 (ii) excerpt from the commercial register of the Canton of Zurich, Switzerland, relating to ABB dated February 21, 2001; and


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                                 (iii) articles of association of ABB dated June
                                       26, 1999.

                                 No documents have been reviewed by us in connection with this opinion other than those listed above, the sufficiency of which we confirm for purposes of this opinion. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

                                 All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement or the meaning ascribed to them in Swiss law, unless otherwise defined herein.

                            II.  ASSUMPTIONS

                                 In rendering the opinion below, we have assumed the following:

                                 (a)   the listing on the New York Stock
                                       Exchange of American Depositary Shares
                                       representing the Shares will be conducted in the manner as described in the Registration Statement;

                                 (b) all documents purporting to be copies of originals are complete and conform to the originals; and

                                 (c)   all material statements made to us are
                                       accurate.

                            III. OPINION

                                 Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:



                                 1.    The Shares have been duly and validly
                                       issued and are fully-paid and
                                       non-assessable. Such Shares are freely



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                                       transferable and not subject to any
                                       transfer restrictions other than as set
                                       forth in the Registration Statement.

                                 2.    All dividends and other distributions
                                       declared and payable on the Shares (after deduction of withholding tax as described in the Registration Statement) may, under the current laws and regulations of Switzerland, be paid in freely convertible Swiss francs and may be freely transferred out of Switzerland without there being required any authorization of or registration or filing with any court, governmental agency or other regulatory body in Switzerland (with reserve to certain sanctions imposed by Switzerland on countries such as Sierra Leone, Yugoslavia, Iraq, Myranmar, parts of Angola and parts of Afghanistan).


                            IV.  QUALIFICATIONS

                                 The above opinion is subject to the following qualifications:

                                 (w) We are admitted to the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction. In particular, and without limitation to the foregoing, we do not express any opinion on the admissability or validity of, or the procedures relating to, the listing of the Shares on the New York Stock Exchange.

                                 (x)   This opinion relates to the laws of
                                       Switzerland in effect on the date hereof.
                                       Such laws are subject to change.


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                                 (y)   We express no opinion on the correctness
                                       or completeness of the Registration
                                       Statement other than as expressly set
                                       forth hereinabove.

                                 (z)   The enforceability in Switzerland of a
                                       foreign judgment rendered against ABB is subject to the limitations set forth in
                                       (a) the Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988,
                                       (b) such other international treaties
                                       under which Switzerland is bound, and (c) the Swiss Federal Act on Private International Law (BUNDESGESETZ UBER DAS INTERNATIONALE PRIVATRECHT). In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

                                       (i)   the foreign court had jurisdiction;

                                       (ii)  the judgment of such foreign court
                                             has become final and
                                             non-appealable; and

                                       (iii) the court procedures leading to the
                                             judgment followed the principles of
                                             due process of law;

                                       (iv)  the judgment on its merits does not
                                             violate Swiss public policy.

                                       This four factor test may limit the
                                       enforceability in Switzerland, in
                                       original actions or in actions for the
                                       enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States of America. In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if ABB can demonstrate that it was not effectively served with process.

                                                        * * *


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                                 This opinion may not be used or circulated for
                                 any purpose without our prior written consent. We consent to the references to us by ABB in the Registration Statement under the headings "Legal Opinions" and "Enforcement of Liabilities and Service of Process".

                                 This opinion shall be governed by and construed in accordance with the laws of Switzerland.


                                 Very sincerely yours,
                                 HOMBURGER RECHTSANWALTE



                                 Dr. Claude Lambert